Elephant Talk Communications Corp. Receives Non-Compliance from NYSE MKT

OKLAHOMA CITY – December 27, 2013 - Elephant Talk Communications Corp. (NYSE MKT: ETAK) (the “Company” or “Elephant Talk”), (www.elephanttalk.com), a leading international provider of mobile proprietary Software Defined Network Architecture (Software DNA™) platforms and a market leader in providing cyber security solutions to counter electronic fraud in the cloud, announced today it has received a non-compliance notice from the NYSE MKT (the “Exchange”). The Company received the notice in connection with the resignation of Charles Levine from the Company’s Board of Directors (the “Board”) on December 18, 2013 and non-reelection of Phil Hickman to the Board at the Company’s Annual Meeting of Stockholders on December 18, 2013. As a result, a majority of the directors on the Board are not independent as required under Section 802(a) of the NYSE MKT Company Guide and the Company’s Audit Committee is no longer comprised of three independent members as required under Section 803(B)(2)(a) of the NYSE MKT Company Guide.

Mr. Steven van der Velden, Elephant Talk, Chairman and CEO, commented, “Our entire management team and board expresses gratitude for the valuable contributions Charles Levine and Phil Hickman made during their service to the Company. We are currently conducting due diligence of potential candidates to fill the current vacancies on the Board.  We are evaluating candidates with relevant industry knowledge who can assist us in maximizing shareholder value.”

The Company will have until the earlier of its next annual meeting of stockholders or December 18, 2014 to regain compliance (such earlier date, the “Compliance Date”). While not expected, if the Company were to hold its 2014 annual meeting of stockholders early (on or before June 16, 2014), then the Compliance Date would instead be June 16, 2014.

The Exchange’s notice has no immediate effect on the listing of the Company’s common stock on the Exchange. The Company is identifying and evaluating candidates to fill its two independent director vacancies, with a focus on candidates who will represent the best interests of the Company’s stockholders and who will also have relevant industry experience to contribute to the Board’s strategic guidance of the Company. The Company expects to regain compliance with the continued listing standards no later than the Compliance Date.

About Elephant Talk:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a leading international provider of mobile proprietary Software Defined Network Architecture (Software DNA™) platforms for the telecommunications industry that empower Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, Full OSS/BSS Systems, Delivery Platforms, Support and Managed Services, on-site, cloud, hybrid and S/PaaS solutions, including Network, Mobile Internet ID Solutions, Secure Remote Access Management, Loyalty Management and Transaction Processing Services, superior Industry Expertise and high quality Customer Service without substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Operators amongst its customers, including Vodafone, T-Mobile, Zain and Iusacell. Visit: www.elephanttalk.com.

Elephant Talk Communications Corp.

Cross Rock Place Executive Suites No. 102

3600 NW 138th,

Oklahoma City, OK. USA

(813) 926 8920

About ValidSoft:

ValidSoft provides advanced mobile- and cloud-security solutions. ValidSoft has developed a custom-built sophisticated multi-factor authentication platform (SMART™) for the mobile world, which takes full advantage of mobile telecommunication channels and devices and includes a leading proprietary voice biometric engine. These solutions combat electronic fraud and safeguard consumer privacy across internet and mobile banking, credit/debit-card and (mobile and fixed line) telephony channels. ValidSoft's solutions are used to verify the authenticity of both parties to a transaction (Mutual Authentication), ensure the fidelity of telecommunication channels (Secure Communications), and confirm the integrity of transactions themselves (Transaction Verification) – in each case in a manner which is scalable for the mass market, cost-effective, secure and easy to use and deploy. The company counts some of the world’s largest financial institutions among its customers. ValidSoft is the only security software company in the world that has been granted three European Privacy Seals. Visit: www.validsoft.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company's filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

Contacts:

Investor Relations:

Steve Gersten

Elephant Talk Communications Corp.

+ 1 813 926 8920

Steve.Gersten@validsoft.com

Elephant Talk Communications Corp.

Cross Rock Place Executive Suites No. 102

3600 NW 138th,

Oklahoma City, OK. USA

(813) 926 8920

Thomas Walsh

Alliance Advisors

+ 1 212 398 3486

twalsh@allianceadvisors.net

Public Relations:

UK: Fishburn Hedges

+44 (0)20 7839 4321

validsoft@fishburn-hedges.com

US: Michael Glickman

MWG CO

(917) 596.1883

mike@mwco.net

Elephant Talk Communications Corp.

Cross Rock Place Executive Suites No. 102

3600 NW 138th,

Oklahoma City, OK. USA

(813) 926 8920